NEWS

FOR IMMEDIATE RELEASE	CONTACTS
March 15, 2012	Richard Eisenberg
(Investor Inquiries)
Chris Bohanon
(Media Inquiries)

202-872-7700

Farmer Mac Reports Strong Fourth Quarter
and Full Year Results for 2011

Washington, DC - The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported continued strong performance in 2011, as a robust agricultural economy contributed to Farmer Mac's positive earnings, increased capital, and improved asset quality. Farmer Mac's core earnings, a non-GAAP measure, for fourth quarter 2011 were $12.6 million ($1.16 per diluted common share), up from $6.7 million ($0.63 per diluted common share) for fourth quarter 2010. Core earnings increased 69 percent for the full year to $42.9 million ($3.97 per diluted common share) in 2011, up from $25.4 million ($2.39 per diluted common share) in 2010. This increase was primarily due to increased net interest income and releases from the allowance for losses, compared to provisions in 2010.

Farmer Mac's GAAP net income attributable to common stockholders was $13.3 million ($1.23 per diluted common share) and $13.8 million ($1.28 per diluted common share) for the three and twelve months ended December 31, 2011, respectively, compared to $12.5 million ($1.16 per diluted common share) and $22.1 million ($2.08 per diluted common share) for the same periods in 2010. Farmer Mac's

2011 GAAP results were impacted by decreases in the fair values of financial derivatives compared to 2010. Farmer Mac uses financial derivatives, primarily interest rate swaps, to mitigate its exposure to interest rate risk and often times achieve an overall lower effective cost of borrowing. Because these financial derivatives are not designated in hedge relationships for accounting purposes, as changes in long-term interest rates affect the fair values of the financial derivatives, those fair value changes are recorded in earnings, while much of the offsetting changes in the fair values of related assets and liabilities are not recorded in earnings. Farmer Mac excludes these fair value fluctuations from its core earnings.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “2011 was an excellent year for Farmer Mac. We achieved significant growth in core earnings despite reduced demand for loans by rural borrowers at the retail level. The positive trend in credit quality has also continued, as our 90-day delinquencies were again down compared to both the previous quarter and the prior year. In addition, our capital position remains significantly above applicable statutory and regulatory requirements. As a result of our continued strong performance, Farmer Mac remains well-positioned to meet the expanding demand for access to credit in rural America that is expected over time. The recent doubling of the quarterly dividend on common stock underscores our confidence in Farmer Mac's future and our commitment to provide enhanced returns to shareholders over the long term while fulfilling our mission of serving rural America.”

Business Results

For the year ended December 31, 2011, Farmer Mac's net effective interest spread was
$89.4 million (96 basis points), compared to $66.5 million (106 basis points) in 2010. This increase in dollars was a result of net interest income earned on new on-balance sheet program assets added during 2011. The 10 basis point decrease in yield is mainly attributable to the addition of (1) lower yielding assets in Farmer Mac's liquidity investment portfolio, such as U.S. Treasuries, which have a negative net yield but offer a source of contingent liquidity, and (2) on-balance sheet AgVantage securities at lower net yields than the average net yield on Farmer Mac's existing portfolio.

Farmer Mac's guarantee and commitment fees, which compensate Farmer Mac for assuming the credit risk on loans underlying Farmer Mac Guaranteed Securities and long term standby purchase commitments (LTSPCs) were $24.8 million for 2011, compared to $24.1 million for 2010.

Program Activity

During 2011, Farmer Mac added $3.4 billion of new program volume from a variety of sources:

•	purchased $495.5 million of newly originated Farmer Mac I eligible loans;

•	added $472.0 million of Farmer Mac I eligible loans under LTSPCs;

•	purchased $1.8 billion of Farmer Mac I AgVantage securities;

•	purchased $203.8 million of loans under the Rural Utilities program;

•	guaranteed $2.8 million of Rural Utilities AgVantage securities; and

•	purchased $407.7 million of Farmer Mac II USDA-guaranteed portions.
This new business volume was offset by principal paydowns on outstanding loans and loans underlying Farmer Mac Guaranteed Securities and LTSPCs and the maturity of a $475.0 million AgVantage security that was not replaced with new business. Farmer Mac's outstanding program volume was $11.9 billion as of December 31, 2011, a net decrease of $303.4 million from December 31, 2010.

Credit Quality

Farmer Mac's 90-day delinquencies were $40.6 million (0.93 percent of the portfolio) as of December 31, 2011, compared to $70.2 million (1.63 percent of the portfolio) as of December 31, 2010. As of December 31, 2011, there were no ethanol loans in the 90-day delinquencies, compared to $10.9 million as of December 31, 2010. Farmer Mac recorded charge-offs of $0.3 million in 2011, compared to charge-offs of $0.6 million during 2010.

When analyzing the overall risk profile of its program business, Farmer Mac takes into account more than the Farmer Mac I agricultural loan delinquency information provided above. The total program business includes AgVantage securities and rural utilities loans, neither of which have any delinquencies, and USDA-guaranteed portions (Farmer Mac II), which are backed by the full faith and credit of the United States. Across Farmer Mac's entire program business, 90‑day delinquencies represented 0.34 percent of total program assets as of December 31, 2011, compared to 0.58 percent as of
December 31, 2010.

Capital and Liquidity

Farmer Mac is required to hold capital at the higher of its statutory minimum capital requirement and the amount required by the risk-based capital stress test prescribed by Farm Credit Administration regulations. As of December 31, 2011, Farmer Mac's core capital totaled $475.2 million and exceeded its statutory minimum capital requirement of $348.7 million by $126.5 million. As of December 31, 2011 the risk-based capital stress test generated a risk-based capital requirement of $52.9 million. Farmer Mac's regulatory capital of $492.7 million exceeded that amount by approximately $439.8 million.

As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 60 days of liquidity. As of December 31, 2011, Farmer Mac had 151 days of liquidity, as calculated in accordance with FCA regulations.

Reconciliation of Core and GAAP Earnings

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management's view, core earnings is a useful alternative measure in understanding Farmer Mac's economic performance, transaction economics and business trends. Core earnings differs from GAAP net income by excluding the effects of fair value accounting guidance. Core earnings also differs from GAAP net income by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of the Corporation's core business. This non-GAAP financial measure may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac's GAAP net income attributable to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	December 31, 2011	December 31, 2010
	(in thousands, except per share amounts)
GAAP net income attributable to common stockholders	$13,323	$12,492
Less the after-tax effects of:
Unrealized gains on financial derivatives	386	13,069
Unrealized gains/(losses) on trading assets	2,476	(931)
Amortization of premiums on assets consolidated at fair value	(2,285)	(2,371)
Recognition of deferred gains related to certain Farmer Mac II Guaranteed Securities and USDA Guaranteed Securities	410	—
Net effects of settlements on agency forward contracts	(240)	(341)
Lower of cost or fair value adjustment on loans held for sale	—	(3,677)
Sub-total	747	5,749
Core earnings	$12,576	$6,743

Core earnings per share:
Basic	$1.21	$0.66
Diluted	1.16	0.63

Weighted-average shares:
Basic	10,357	10,282
Diluted	10,837	10,732

	For the Year Ended
	December 31, 2011	December 31, 2010
	(in thousands, except per share amounts)
GAAP net income attributable to common stockholders	$13,784	$22,080
Less the after-tax effects of:
Unrealized (losses)/gains on financial derivatives	(30,930)	13,046
Unrealized gains on trading assets	2,246	3,426
Amortization of premiums on assets consolidated at fair value	(7,060)	(7,617)
Recognition of deferred gains related to certain Farmer Mac II Guaranteed Securities and USDA Guaranteed Securities	3,368	—
Net effects of settlements on agency forward contracts	(2,523)	(670)
Lower of cost or fair value adjustment on loans held for sale	5,776	(5,686)
Issuance costs on the retirement of preferred stock	—	(5,784)
Sub-total	(29,123)	(3,285)
Core earnings	$42,907	$25,365

Core earnings per share:
Basic	$4.15	$2.48
Diluted	3.97	2.39

Weighted-average shares:
Basic	10,335	10,229
Diluted	10,802	10,615
More complete information on Farmer Mac's performance for 2011 is set forth in the Form 10-K filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing and, if available, the reasonableness of rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac, including those related to the Dodd-Frank Act; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) the impact of economic conditions and real estate values on agricultural mortgage lending; (7) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; and (8) financial market volatility, including the future level and direction of interest rates, commodity prices, and export demand for U.S. agricultural products. Other risk factors are discussed in Farmer Mac's Annual Report on Form 10‑K for the year ended December 31, 2011, as filed with the SEC earlier today. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans. Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com. Farmer Mac II LLC is a subsidiary of Farmer Mac that operates the Farmer Mac II business of purchasing and holding USDA-guaranteed loans. Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac's 2011 financial results and the Corporation's Form
10-K for 2011 will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time on Friday, March 16, 2012. An audio recording of that call will be available on Farmer Mac's website for two weeks after the call is concluded.

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)

	As of December 31,
	2011	2010
	(in thousands)
Assets:
Cash and cash equivalents	$817,046	$729,920
Investment securities:
Available-for-sale, at fair value	2,182,694	1,677,233
Trading, at fair value	1,796	86,096
Total investment securities	2,184,490	1,763,329
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	4,289,272	2,907,264

USDA Guaranteed Securities:
Available-for-sale, at fair value	1,279,546	1,005,679
Trading, at fair value	212,359	311,765
Total USDA Guaranteed Securities	1,491,905	1,317,444
Loans:
Loans held for sale, at lower of cost or fair value	541,447	1,212,065
Loans held for investment, at amortized cost	1,241,311	90,674
Loans held for investment in consolidated trusts, at amortized cost	1,121,559	1,265,663
Allowance for loan losses	(10,161)	(9,803)
Total loans, net of allowance	2,894,156	2,558,599
Real estate owned, at lower of cost or fair value	3,136	1,992
Financial derivatives, at fair value	40,250	41,492
Interest receivable	110,339	90,295
Guarantee and commitment fees receivable	31,384	34,752
Deferred tax asset, net	—	14,530
Prepaid expenses and other assets	21,530	20,297
Total Assets	$11,883,508	$9,479,914

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$6,087,879	$4,509,419
Due after one year	4,104,882	3,430,656
Total notes payable	10,192,761	7,940,075
Debt securities of consolidated trusts held by third parties	701,583	827,411
Financial derivatives, at fair value	160,024	113,687
Accrued interest payable	60,854	57,131
Guarantee and commitment obligation	27,440	30,308
Accounts payable and accrued expenses	178,708	22,113
Deferred tax liability, net	250	—
Reserve for losses	7,355	10,312
Total Liabilities	11,328,975	9,001,037
Equity:
Preferred stock:
Series C	57,578	57,578
Common stock:
Class A Voting	1,031	1,031
Class B Voting	500	500
Class C Non-Voting	8,826	8,753
Additional paid-in capital	102,821	100,050
Accumulated other comprehensive income	79,370	18,275
Retained earnings	62,554	50,837
Total Stockholders' Equity	312,680	237,024
Non-controlling interest - preferred stock	241,853	241,853
Total Equity	554,533	478,877
Total Liabilities and Equity	$11,883,508	$9,479,914

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$7,017	$8,194	$28,117	$27,497
Farmer Mac Guaranteed Securities and USDA Guaranteed Securities	35,863	24,145	127,394	86,742
Loans	29,762	29,738	119,176	124,472
Total interest income	72,642	62,077	274,687	238,711
Total interest expense	39,277	36,308	153,382	142,668
Net interest income	33,365	25,769	121,305	96,043
Release of/(provision for) loan losses	482	(501)	(610)	(1,893)
Net interest income after release of/(provision for) loan losses	33,847	25,268	120,695	94,150
Non-interest income/(loss):
Guarantee and commitment fees	5,966	6,485	24,821	24,091
(Losses)/gains on financial derivatives	(10,277)	11,349	(92,645)	(17,159)
Gains/(losses) on trading assets	3,809	(1,433)	3,455	5,270
Gains on sale of available-for-sale investment securities	—	2	269	266
Gain on sale of real estate owned	254	10	974	10
Lower of cost or fair value adjustment on loans held for sale	—	(5,658)	8,887	(8,748)
Other income	1,102	64	6,850	1,244
Non-interest income/(loss)	854	10,819	(47,389)	4,974
Non-interest expense:
Compensation and employee benefits	3,916	5,313	17,884	17,232
General and administrative	2,315	2,235	9,732	8,564
Regulatory fees	563	550	2,277	2,243
Real estate owned operating costs, net	82	674	823	2,171
Provision for/(release of) losses	364	737	(2,957)	2,417
Other expense	—	—	900	—
Non-interest expense	7,240	9,509	28,659	32,627
Income before income taxes	27,461	26,578	44,647	66,497
Income tax expense	7,872	7,820	5,797	13,797
Net income	19,589	18,758	38,850	52,700
Less: Net income attributable to non-controlling interest - preferred stock dividends	(5,546)	(5,547)	(22,187)	(20,707)
Net income attributable to Farmer Mac	14,043	13,211	16,663	31,993
Preferred stock dividends	(720)	(719)	(2,879)	(4,129)
Loss on retirement of preferred stock	—	—	—	(5,784)
Net income attributable to common stockholders	$13,323	$12,492	$13,784	$22,080
Earnings per common share and dividends:
Basic earnings per common share	$1.29	$1.21	$1.33	$2.16
Diluted earnings per common share	$1.23	$1.16	$1.28	$2.08
Common stock dividends per common share	$0.05	$0.05	$0.20	$0.20